     Media Contact: Mark Polzin (314) 982-1758
Mark.Polzin@fleishman.com

Investor Contact: Craig Rossman (314) 553-2197                                            investor.relations@emerson.com

EMERSON ANNOUNCES STRATEGIC PORTFOLIO REPOSITIONING;
PLANS TO SPIN OFF NETWORK POWER BUSINESS AND
EXPLORE OTHER STRATEGIC ACTIONS

Transactions will Streamline and Optimize the Portfolio; Enhance Growth and Investment Opportunities to Drive Profitability and Increase Shareholder Value

Portfolio Strategy to Include Exploring Strategic Alternatives for the Motors and Drives,
Power Generation and Remaining Storage Businesses

Emerson to Host Conference Call Today at 9:00 a.m. ET
ST. LOUIS, June 30, 2015 - Emerson (NYSE: EMR) today announced it plans to spin off its Network Power business via a tax-free distribution to shareholders as part of a plan to streamline its portfolio, drive growth, and accelerate value creation for shareholders. Emerson will also explore strategic alternatives for its motors and drives, power generation and remaining storage businesses. In addition, the company will conduct a complete review and assessment of its corporate services and structure to bring them into alignment with its smaller scale and sharper focus.

The spinoff of Network Power will result in two separate, industry-leading companies with distinct strategies and investment profiles. Following completion of all actions, Emerson will continue to be a global leader in bringing technology and engineering together to provide solutions for customers in the process, industrial, commercial and residential markets. These actions offer significant opportunities for enhanced growth, profitability, cash flow, and returns to shareholders.

As a publicly traded company, Network Power will be the world’s leading, stand-alone provider of thermal management, A/C and D/C power, transfer switches, services and infrastructure management systems for the data center and telecommunications industries. Network Power will have significant product breadth, including a large portfolio of intelligent, rapidly deployable hardware, software and service solutions for power, thermal and infrastructure management. Network Power will be well positioned for further growth with increased flexibility and speed to market that will allow it to better respond to evolving market dynamics and customer needs.

“Emerson has a proven record of taking decisive actions to enhance shareholder value while providing an unmatched level of service to customers around the world,” said Chairman and Chief Executive Officer David Farr. “We are aligning ourselves with the changing global marketplace and our customers’ evolving needs to drive Emerson and Network Power forward. Creating two, independent companies will position both businesses to continue as leaders and to pursue distinct strategies to drive profitable growth. Emerson and Network Power will each have sharper strategic focus, enabling both companies to better allocate resources, incentivize employees and allocate capital to capture the significant long-term opportunities in their respective markets.”

Transaction Details
The various transactions are expected to be substantially completed by September 30, 2016. Additional information on structure, management, governance and other significant matters for the Network Power separation will be provided at a later date. The Network Power separation transaction will not require approval from Emerson shareholders.

With regard to the plan to evaluate a broad range of alternatives for the motors and drives, power generation and remaining storage businesses, there can be no assurance that the strategic review process will result in any transaction. The company does not intend to comment further regarding the review process until any specific transaction is approved by the Board of Directors or the review process is concluded.

Advisors
JP Morgan and Centerview Partners are serving as financial advisors. Davis Polk & Wardwell LLP, Latham & Watkins LLP, Bryan Cave LLP and Baker & McKenzie are serving as legal advisors to Emerson for the various transactions described above.

Investor Conference Call
Emerson will host a conference call for investors today at 9:00 A.M. ET to review the proposed separation and answer questions. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for approximately three months.

About Emerson
Emerson (NYSE: EMR), based in St. Louis, Missouri (USA), is a global leader in bringing technology and engineering together to provide innovative solutions for customers in industrial, commercial, and consumer markets around the world.  The company is comprised of five business segments: Process Management, Industrial Automation, Network Power, Climate Technologies, and Commercial & Residential Solutions. Sales in fiscal 2014 were $24.5 billion. For more information, visit Emerson.com.

Forward-Looking and Cautionary Statements
Statements in this Form 8-K and the attached press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include our ability to complete the potential transactions referenced herein, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.